Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006, in the Amendment No. 3 to the Registration Statement (Form S-1 No. 333-132138) and related Prospectus of LoopNet, Inc.
/s/ Ernst & Young LLP
Los Angeles, California
May 11, 2006